UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2003

Global Gaming & Technology, Inc.

(Exact name of Registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

0-9047 02-0314487

(Commission File Number) (IRS Employee Identification No.)

2255 Glades Road, Suite 324 (A) Boca Raton, FL 33432

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (702) 260-4700

Not Applicable

(Former name or former address, if changed since last report)

Item 6. Other Events.

On July 30, 2003, Thomas Nieman was appointed interim Chairman of the Board of Directors of Global Gaming & Technology, Inc. (the "Company") On July 30, 2003, Constance Koplow and Claudia Wichinsky resigned from the Board of Directors of the Company.

In addition, on July 30, 2003 Glenn Wichinsky resigned the Company's President, Secretary and Treasurer. Richard M. "Mick" Hall was appointed President, Secretary and Treasurer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GAMING & TECHNOLOGY, INC.

(Registrant)

Date: August 3, 2003

By: /s/ Richard M. "Mick" Hall

Richard M. "Mick" Hall

President